Exhibit 10.2

                         EXECUTIVE EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made and entered into as of September 1, 2001, by and between Royal Precision, Inc, a Delaware corporation (the "Company"), and John Lauchnor, an individual residing at 2251 Moorwood Drive, Holt, Michigan 48842 (the "Executive").

                                    RECITALS

WHEREAS, prior to the date of this Agreement, Executive has held positions in plant management, general management and is now a general manager of a global operation and a division head of Precision Cast Parts; and

WHEREAS, the Company desires to employ Executive from September 24, 2001 (the "Effective Date") until expiration of the term of this Agreement, and Executive is willing to be employed by the Company during that period, on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and promises of the parties, the Company and Executive covenant and agree as follows:

1. DUTIES. During the term of this Agreement, Executive will be employed by the Company to initially serve as President and Chief Operating Officer of the Company. Executive will devote such full amount of business time to the conduct of the business of the Company as may be reasonably required to effectively discharge Executive's duties under this Agreement and, subject to the supervision and direction of the Company's Chairman of the Board and Board of Directors (the "Board"), will faithfully, industriously, and to the best of his ability, experience and talent, perform those duties and have such authority and powers as are contained in the Company's job description for the offices of a President and Chief Operating Officer. The Executive shall observe and abide by all reasonable corporate policies and decisions of the Company in all business matters.

2.   TERM OF EMPLOYMENT

     2.1. DEFINITIONS. For purposes of this Agreement the following terms have the following meanings:

          (a) "Termination for Cause" means termination by the Company of Executive's employment (i) by reason of Executive's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company, (ii) by reason of Executive's breach of this Agreement or failure to discharge the outlined duties or (iii) by reason of Executive's negligence or intentional misconduct with respect to the performance of Executive's duties under this Agreement.
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          (b)  "Termination  Other  than For  Cause"  means  termination  by the
Company of Executive's employment by the Company for reasons other than the Disability (as defined in Section 2.5) or the death of Executive or those which constitute Termination for Cause.

          (c)  "Voluntary   Termination"   means  termination  by  Executive  of
Executive's employment with the Company, excluding termination by reason of Executive's Disability or death as described in Sections 2.5 and 2.6.

     2.2. BASIC TERM. The term of employment of Executive by the Company (the "Term") will commence on the Effective Date and will extend through the period ending on the third anniversary of the Effective Date (the "Termination Date"). The Company and Executive may extend the Term by mutual written agreement, and such additional period shall be included in the definition of "Term." If Executive, upon the request of the Company, continues to render services in the Company's employ after the Term in the absence of any written extension, it is understood that such continued employment will be "at will," terminable at any time by either party.

     2.3. TERMINATION FOR CAUSE. Termination for Cause may be effected by the Company at any time during the Term by written notification to Executive. Upon Termination for Cause, Executive is to be immediately paid all accrued salary, incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination, but Executive will not be paid any severance compensation.

     2.4. TERMINATION OTHER THAN FOR CAUSE. Notwithstanding anything else in this Agreement, the Company may effect a Termination Other Than for Cause at any time upon giving notice to Executive of such Termination Other Than for Cause. Upon any Termination Other Than for Cause, Executive will immediately be paid all accrued salary, all incentive compensation to the extent earned, severance compensation as provided in Section 4, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination.

     2.5. TERMINATION DUE TO DISABILITY. In the event that, during the Term, Executive should, in the reasonable judgment of the Board, fail to perform Executive's duties under this Agreement because of illness or physical or mental incapacity ("Disability"), and such Disability continues for a period of more than three consecutive months or for a period of 26 weeks out of any 52 weeks, the Company will have the right to terminate Executive's employment under this Agreement by written notification to Executive and payment to Executive of all accrued salary and incentive compensation to the extent earned, severance compensation as provided in Section 4, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and all accrued vacation pay, all to the date of termination. Any determination by the Board with respect to Executive's Disability must be based on a determination of competent medical authority or authorities, a copy of which determination shall be delivered to Executive at the time it is delivered to the Board.

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     2.6.  DEATH.  In the event of  Executive's  death  during  the term of this
Agreement, Executive's employment is to be deemed to have terminated as of the last day of the month during which Executive's death occurred, and the Company will pay to Executive's estate accrued salary, incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination. In addition, the Company shall pay Executive's Base Salary to Executive's surviving spouse for the period commencing on the first month following Executive's death and ending on the shorter of (a) the death of Executive's surviving spouse, or (b) six months.

     2.7. VOLUNTARY TERMINATION. In the event of a Voluntary Termination, the Company will immediately pay to Executive all accrued salary, all incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination, but Executive will not be paid any severance compensation.

3.   SALARY, BENEFITS AND OTHER COMPENSATION.

     3.1. BASE SALARY. As payment for the services to be rendered by Executive as provided in Section 1 and subject to the terms and conditions of Section 2, the Company agrees to pay to Executive a "Base Salary," payable in accordance with the customary pay practices of the Company. The Base Salary payable to Executive under this Section will initially be $185,000. Executive will be entitled to regular annual salary reviews and raises during the term of this Agreement in the same general manner as other officers of the Company.

     3.2. BONUS. In addition to amounts paid to Executive pursuant to other sections of this Agreement, Executive shall be entitled to a bonus that will equal up to 50% of his Base Salary if key objectives are accomplished. Initially, for fiscal year 2002, 75% of this bonus will be based upon net income before tax of the Company for the period September 1, 2001 and May 31, 2002; and, 25% of the bonus will be based upon cash flow of the Company from operations for the same period. The Personnel and Compensation Committee of the Board shall establish a plan outlining how such bonus shall be earned for fiscal year 2002 and the years thereafter.

     3.3. BENEFIT PLANS. During the term of Executive's employment under this Agreement, Executive is to be eligible to participate in all employee benefit plans to the extent maintained by the Company, including (without limitation) any life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determinations of any committee administering such plan or program. The Company, in lieu of other life insurance benefits, shall use reasonable efforts in good faith to secure a $500,000 term life insurance policy ( or such other policy as the Company may determine is reasonable having a death benefit of at least $500,000) on the life of Executive which shall be owned by the Company. So long as Executive is an employee of the Company, Executive shall select the beneficiary of such policy.

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     3.4.  WITHHOLDING OF TAXES.  Executive  understands that the services to be rendered by Executive under this Agreement will cause Executive to recognize taxable income, which is considered under the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder as compensation income subject to the withholding of income tax (and Social Security or other employment taxes). Executive hereby consents to the withholding of such taxes as are required by the Company.

     3.5. EXPENSES. During the term of this Agreement, the Company will reimburse Executive for Executive's reasonable out-of-pocket expenses incurred in connection with the Company's business, including travel expenses, food, and lodging while away from home, subject to such policies as the Company may from time to time reasonably establish for its employees.

     3.6. SIGNING BONUS. The Company shall pay Executive a signing bonus in the amount of $30,000. Such bonus shall be payable as follows:

                    DATE                              AMOUNT
                    ----                              ------
              November 15, 2001                       $15,000
              December 15, 2001                       $15,000

     3.7. REIMBURSEMENT OF FEES. After execution of this Agreement, the Company shall reimburse Executive for normal moving expenses, closing costs and realtor fees on both the sale and purchase of his old and new homes upon presentation of appropriate documentation. The Company will increase the payment for reimbursement of these fees to cover the amount of any taxes that may be due by Executive as a result of receipt of such reimbursement.

     3.8. DEFERRAL PROGRAM. The Company shall use reasonable efforts in good faith to cause to be established an appropriate salary deferral program for the benefit of Executive, which may be made available to others, pursuant to which Executive may contribute, on a tax deferred basis, up to 25% of his compensation with no match by the Company.

     3.9. DIRECTORSHIP. The Company shall cause Executive to be a director of the Company and shall cause Executive to be re-nominated and elected as a director of the Company for so long as Executive continues to be the President of the Company.

     3.10. STOCK OPTIONS. The Company shall cause to be granted to Executive a nonqualified stock option to purchase up to 250,000 shares of Common Stock of the Company under the Company's Stock Option Plan, at an exercise price equal to the closing price of a share of common stock of the Company on September 21, 2001. The options shall vest at the rate of 25% per year starting on the first anniversary of date of the Effective Date.

     3.11. COUNTRY CLUB. On and after June 1, 2002, the Company will reimburse Executive for the initiation fee for one country club up to $25,000.

4.   SEVERANCE COMPENSATION.

     4.1. TERMINATION OTHER THAN FOR CAUSE; PAYMENT IN LIEU OF NOTICE. In the event Executive's employment is terminated in a Termination Other Than for Cause, Executive will be paid as severance pay Executive's Base Salary for the period commencing on the date that Executive's employment is terminated and ending 12 months from the date of such termination, on the dates specified in
Section 3.1 for payment of Executive's Base Salary.

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     4.2.  TERMINATION FOR DISABILITY.  In the event  Executive's  employment is terminated because of Executive's Disability pursuant to Section 2.5, Executive will be entitled to the benefits available under the Company's disability policies, if any, and such salary continuation as may be determined by the Personal and Compensation Committee.

     4.3. OTHER TERMINATION. In the event of a Voluntary Termination, Termination for Cause or Death, Executive or Executive's estate will not be entitled to any severance pay except salary continuation as may be determined by the Personal and Compensation Committee.

5. NO CONFLICT. Executive hereby represents and warrants to the Company that he is not under any contractual, fiduciary or other obligation that would conflict in any manner whatsoever with his obligations and duties under this Agreement, and that the execution and performance of this Agreement by Executive will not breach any agreement (oral or written), fiduciary duty or other obligation to which Executive presently is a party or by which Executive is bound. Executive shall indemnify, defend and hold harmless the Company and its officers, directors, shareholders, employees and agents from and against any and all costs and expenses (including, without limitation, reasonable attorney's fees) incurred by the Company as a result of or in connection with any claim successfully made by any other person or entity that Executive's employment with the Company has caused or will cause (a) any harm to such person or entity, or
(b) the breach of any contractual, fiduciary or other obligation owed to such person or entity.

6.   PROPRIETARY INFORMATION; NON-COMPETE, ETC.

     6.1. POSITION OF LOYALTY. In the course of Executive's employment with the Company, and because of the nature of Executive's responsibilities, Executive may acquire and have access to valuable trade secrets, proprietary data and other confidential information (collectively, "Confidential Information") with respect to the Company's customers, suppliers, competitors and business. Such
Confidential Information includes but is not limited to the following: the Company's existing and contemplated services, products, business and financial methods and practices, plans, pricing, selling techniques, business systems, product technologies and formulae, and special methods and processes involved in providing services, lists of the Company's existing and prospective suppliers, subcontractors and/or customers, methods of obtaining suppliers and customers, credit and financial data of the Company's present and prospective suppliers and/or customers, particular business requirements of the Company's present and prospective customers as well as similar information related to any subsidiaries the Company may have. In addition, Executive, on behalf of the Company, may in the future enhance or develop personal acquaintances and relationships with the Company's present and prospective suppliers, subcontractors and customers, which acquaintances and relationships may constitute the Company's only contact with such persons or entities. As a consequence thereof, the parties agree that Executive occupies or will occupy a position of trust and confidence with respect to the Company's affairs and its products and services. In view of the foregoing and in consideration of the remuneration to be paid to Executive hereunder, Executive acknowledges and agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that Executive make the covenants contained in Sections 6.2 through 6.6 below regarding the conduct of Executive during and subsequent to employment with the Company, and that the Company will suffer irreparable injury if Executive engages in conduct prohibited thereby. Executive represents that observance of the aforementioned covenants will not cause Executive any undue hardship nor will it unreasonably interfere with Executive's ability to earn a livelihood, so long as the remuneration to be paid to Executive hereunder is timely paid without offset or counterclaim.

     6.2. NON-DISCLOSURE. Executive, while in the employ of the Company or at any time thereafter, will not, without the express written consent of the
Company, directly or indirectly communicate or divulge to, or use for his own benefit or for the benefit of any other person, firm, association or corporation, any of the Company's or its subsidiaries' Confidential Information which was communicated to or otherwise learned of or acquired by Executive during the course of his employment with the Company; provided; however, Executive may disclose or use such information under any of the following circumstances: (a) disclosure or use thereof in good faith by Executive in

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connection with the performance of his duties in the course of his employment by the Company; (b) disclosure which Executive is advised by counsel is required by a court or other governmental agency of competent jurisdiction or (c) disclosure or use by Executive of any such information or data which is generally known within the industry or is otherwise available through independent sources.

     6.3. RETURN OF INFORMATION AND EQUIPMENT. Promptly after the termination of employment with the Company (whether or not pursuant to an employment agreement), Executive will deliver to the Company all originals and copies of memoranda, customer lists, samples, records, documents, computer programs, product information, hardware, equipment (e.g., computers, fax machines) and other materials and equipment owned or leased by the Company and requested by the Company which he has obtained from the Company (other than as a gift) while serving in any such capacity. Executive will take all action necessary to remove any Confidential Information from any computers or other electronic devices he may own or possess and upon request certify to the Company that he has done so.

     6.4. NON-COMPETITION. Executive agrees that during his employment with the Company and for a period of one year thereafter (or if this period shall be unenforceable by law, then for such lesser period as shall be required by law to make the provisions of this Section enforceable), hereinafter referred to as the "Non Competition Period", so long as the Company is not in breach of this Agreement, Executive will not, without the express written consent of the Company (by an officer other than Executive) or approval of the Board, directly or indirectly, own, manage, participate in, advise or consult with or otherwise engage in or have any connection with (as an employee, representative, agent or otherwise) any business in any geographic area in which the Company then competes which provides any product or service (or similar or related product or service) provided by the Company or actively contemplated to be provided by the Company on the date of termination of Executive's employment with the Company except that Executive shall not be precluded hereby from owning stock or any other securities in a publicly traded company where such investment entitles Executive to less than one percent of the voting control over such company.

     6.5. NON-SOLICITATION OF CUSTOMERS, SUBCONTRACTORS AND SUPPLIERS. During Executive's employment with the Company, and for a period of (i) three years following the termination of Executive's employment with the Company for any reason whatsoever, other than breach of this Agreement by the Company (or if this period shall be unenforceable by law, then for such lesser period as shall be required by law to make the provisions of this Section enforceable), or (ii) if the employment of Executive is terminated pursuant to Section 4.1, 12 months following the termination of Executive's employment with the Company, and except in the good faith furtherance of the interests of the Company, Executive will not, without the express written consent of the Company (by an officer other than Executive) or approval of the Board, contact (whether or not initiated by Executive), with a view toward selling any product or service competitive with any product or service sold or, to Executive's knowledge, proposed to be sold by the Company or any subsidiary of the Company at the time of such contact, any person, firm, association or corporation: (a) to which the Company or any subsidiary of the Company sold any product or service during the preceding year,
(b) which  Executive  solicited,  contacted or otherwise dealt with on behalf of the Company or any subsidiary of the Company, or (c) which Executive was otherwise aware was a customer or prospective customer, or supplier subcontractor or prospective supplier subcontractor, of the Company or any subsidiary of the Company. Executive will not directly or indirectly make any such contact, either for his benefit or for the benefit of any person, firm, association or corporation, and Executive will not in any manner assist any such person, firm, association or corporation to make any such contact.

     6.6. NON-INTERFERENCE. During Executive's employment with the Company, and for a period of three years following the termination of Executive's employment with the Company for any reason whatsoever, other than breach of this Agreement by the Company (or if this period shall be unenforceable by law, then for such lesser period as shall be required by law to make the provisions of this Section enforceable), Executive shall not induce or encourage, directly or indirectly,
(a) any employee of the Company to leave his or her employment, or to seek employment with anyone other than the Company, unless it has been determined by the Board or a division head where appropriate, that such employee's performance or other characteristics or circumstances are such that such employee's leaving the Company is in the best interests of the Company, or (b) any customer, subcontractor or supplier (including without limitation, independent contractors engaged by the Company to provide or deliver products to, or perform services for, customers of the Company) of the Company to modify or terminate any relationship, whether or not evidenced by a written contract, with the Company unless it has been determined by the Board or division head, where appropriate, that such modification or termination is in the best interests of the Company.

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7.   INDEPENDENT ADVICE. Each of Executive and the Company hereby represents and warrants to the other that he or it has been advised to and has had the opportunity to seek the advice of independent counsel in connection with this Agreement and the transactions contemplated hereby and has obtained such independent advice or hereby waives his or its right to seek such independent advice. Each further represents that he or it has made the decision to execute this Agreement independent of any other agreement and independent of any statements or opinions which may have been made or given by any counsel, Executive or the Company.

8.   ARBITRATION.

     8.1. AGREEMENT. The Company and Executive agree to settle any and all claims, disputes or controversies arising out of or relating to (a) Executive's application or candidacy for employment, (b) any aspect of Executive's employment with the Company and/or (c) the cessation of Executive's employment with the Company (hereinafter any such claims, disputes and controversies shall be referred to as "Disputes"), exclusively by final and binding arbitration in the manner set forth in this Agreement, except for Disputes set forth in Section
8.3 which shall not be subject to arbitration. Such arbitration shall be administered by the American Arbitration Association ("AAA") in accordance with the AAA's National Rules for the Resolution of Employment Disputes ("Rules") then in effect, as modified by this Agreement. This means that Disputes subject to arbitration will be decided by a panel of three arbitrators, rather than by a court or jury, and that the Company and Executive waive their rights to a court or jury trial. Additionally, if either party files a lawsuit regarding a Dispute subject to arbitration, the other party may use this Agreement in support of its request to the court to dismiss the lawsuit and require such party to instead use arbitration. If either party files a lawsuit in court involving claims which are, and other claims which are not, subject to arbitration, such party agrees that the court shall stay litigation of the non-arbitrable claims and require that arbitration take place with respect to those claims subject to arbitration. The arbitrators' decision on the arbitrable claims, including any determinations as to the disputed factual or legal issues, shall be entitled to full force and effect in any later court lawsuit on any non-arbitrable claims. Both parties agree that Executive may still file administrative charges with the Equal Employment Opportunity Commission or similar federal, state or local agency, but that upon receipt of a right-to-sue letter or similar administrative determination, Executive shall arbitrate against the Company any Dispute encompassed therein.

     8.2. EXAMPLES OF DISPUTES SUBJECT TO ARBITRATION. Disputes subject to arbitration under this Agreement include, without limitation, claims, disputes and controversies arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, including the amendments of the Civil Rights Act of 1991, the Americans with Disabilities Act, the Fair Labor Standards Act, 42 U.S.C. section 1981, as amended, including the amendments of the Civil Rights Act of 1991, Executive Polygraph Protection-Act, Executive Retirement Income Security Act, the National Labor Relations Act, federal, state or other governmental discrimination statutes, federal, state or other governmental statutes, common law or ordinances regulating employment or employment termination, the law of contract or the law of tort, including, but not limited to, claims for malicious prosecution, wrongful discharge, wrongful arrest/wrongful imprisonment, intentional or negligent infliction of emotional distress or defamation. Additionally, whether a Dispute is subject to arbitration is an issue that shall be decided by arbitration.

     8.3. DISPUTES NOT SUBJECT TO ARBITRATION. The only Disputes between the Company and Executive not subject to arbitration are (a) claims by Executive for state unemployment benefits and state workers' compensation benefits, (b) claims by the Company that Executive violated Section 6 of this Agreement and (c) claims by the Company that Executive violated any common law duties owed to the Company after termination of employment (hereinafter any such claims, disputes and controversies shall be referred to as a "Non-Arbitrable Dispute"). Statutory or common law claims alleging that the Company retaliated or discriminated against Executive for filing a state employment insurance claim, however, shall be subject to arbitration. With respect to Section 6 of this Agreement, Executive acknowledges and agrees that the remedy at law for any breach of the provisions therein is inadequate and that the Company, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage.

     8.4. PROCEDURES. Commencement of arbitration shall be governed by the Rules. Any Dispute subject to arbitration must be submitted within one year after the date on which the submitting party knew, or through reasonable diligence should have known, of the facts giving rise to Executive's claim(s);

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however,  if such  Dispute  arises under a  particular  statute,  the time limit provided for in such statute, if any, shall govern. Three arbitrators shall be used and shall be appointed in accordance with Section 8.5. The place of arbitration shall be Torrington, Connecticut and a stenographic record shall be made of any arbitration hearing. The award rendered by the arbitrators shall be in writing and shall be based on applicable law and judicial precedent. Unless the parties otherwise agree, the award shall include the findings of fact and conclusions of law on which the award is based. Judgment on such award may be entered in any court having jurisdiction thereof. The award rendered by the arbitrators shall be final and binding as to both Executive and the Company. Either party may appeal the arbitrators' decision to a court in accordance with the appeal procedures of the Federal Arbitration Act, 9 U.S.C. section 1 et seq. or Delaware's arbitration laws.

     8.5. APPOINTMENT OF ARBITRATORS. Each party shall appoint an arbitrator within 20 days after submission of the Dispute to arbitration and the arbitrators so appointed shall appoint a third arbitrator within 10 days from the date of the appointment of the last party-appointed arbitrator. A party not appointing an arbitrator in a timely fashion shall forfeit its right to participate in the selection of the third arbitrator hereunder. If no appointment of the third arbitrator is made within that time or any agreed extension thereof, the AAA may appoint a neutral arbitrator who shall act as chairperson.

     8.6. CONFIDENTIALITY. All aspects of an arbitration pursuant to this Agreement and the Rules, including the hearing and record of the proceeding, and the fact of arbitration shall be confidential and shall not be open to the public, except (a) to the extent both parties agree otherwise in writing, (b) as may be appropriate in any subsequent proceeding between the parties, or (c) as may be appropriate in response to a governmental agency or legal process. All settlement negotiations, mediations, and the results thereof shall be confidential.

9.   MISCELLANEOUS.

     9.1. WAIVER. The waiver of any breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach of the same or other provision of this Agreement.

     9.2. ENTIRE AGREEMENT; MODIFICATION. Except as otherwise provided in this Agreement, this Agreement represents the entire understanding among the parties with respect to the subject matter of this Agreement, and this Agreement supersedes any and all prior understandings, agreements, plans, and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation, any understandings, agreements, or obligations respecting any past or future compensation, bonuses, reimbursements, or other payments to Executive from the Company. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

     9.3. DELIVERY OF MATERIALS; NOTICES. Materials required to be delivered to either party hereunder shall be delivered as indicated below. Any notice, or other communication under this Agreement shall be in writing and shall be considered given: (a) upon personal delivery or delivery by telecopier (with confirmation of completed delivery by sender), (b) two business days after being deposited with an "overnight" courier or "express mail" service, or (c) seven business days after being mailed by registered or certified first class mail, return receipt requested, in each case addressed to the notified party at its address set forth below (or at such other address as such party may specify by notice to the other delivered in accordance with this section):

     If to the Company:                          If to Executive:

     Royal Precision, Inc.                       John Lauchnor
     535 Migeon Avenue                           2251 Moorwood Drive
     Torrington, Connecticut  06790              Holt, Michigan  48842
     Attn.: Chairman of the Board

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
     9.4. HEADINGS. The section headings of this Agreement are intended for reference and may not by themselves determine the construction or interpretation of this Agreement.

     9.5. GOVERNING LAW. This Agreement is executed in and shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be performed solely in the State of Delaware.

     9.6. SURVIVAL OF THE COMPANY'S OBLIGATIONS. This Agreement will be binding on, and inure to the benefit of, the executors, administrators, heirs, successors, and assigns of the parties; provided, however, that except as expressly provided in this Agreement, this Agreement may not be assigned either by the Company or by Executive.

     9.7.  COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which taken together will constitute one and the same Agreement.

     9.8. ENFORCEMENT. If any portion of this Agreement is determined to be invalid or unenforceable, that portion of this Agreement will be adjusted, rather than voided, to achieve the intent of the parties under this Agreement.

     9.9. LEGAL FEES. For any Dispute subject to arbitration and any Non-Arbitrable Dispute described in Section 8.3(a), regardless of the outcome, each party, having full knowledge that various federal and state statutes provide for the recovery of attorney fees and expenses under certain situations, agrees to be fully responsible for its own attorney fees and incidental costs and such fees and costs shall not be included in any award or order. All other costs, fees and expenses shall be handled as follows: (a) the initial filing fee shall be paid by the party filing for arbitration; (b) the remaining costs of arbitration, including without limitation, the daily or hourly fees and expenses (including travel) of the arbitrators who decide the case, the cost of a reporter who transcribes the proceeding, and expenses of renting a room in which the arbitration is held shall be split evenly between the parties and shall be paid at the time provided for in the Rules. For any Non-Arbitrable Dispute described in Section 8.3(b) or (c), the prevailing party shall be entitled to recover from the other party all costs, legal fees and expenses through all proceedings, trials and appeals.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


ROYAL PRECISION, INC.                   EXECUTIVE

By: /s/ Richard P. Johnston             /s/ John Lauchnor
   -------------------------------      ----------------------------------------
   Richard P. Johnston                  John Lauchnor
   Chairman of the Board

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